UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   December 19, 2018

VILLAGE SUPER MARKET, INC.
(Exact Name of Registrant as specified in its charter)

New Jersey	0-2633	22-1576170
(State or Other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

733 Mountain Avenue
Springfield, New Jersey  07081
(Address of principal executive offices)

 Registrant’s telephone number, including area code
(973) 467-2200

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act ( 17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act ( 17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 14, 2018, the Village Super Market, Inc. Board of Directors elected Stephen F. Rooney to serve as Chairman of the Audit Committee of the Board of Directors of the Company as the Company’s previous Chairman of the Audit Committee, David C. Judge, did not stand for reelection at the 2018 Annual Meeting. Mr. Rooney has served as a Director of the Company since June 2009.

The Board of Directors has also determined that Mr. Rooney is an “audit committee financial expert” as defined by applicable Securities and Exchange Commission regulations.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Village Super Market, Inc. Board of Directors has adopted amendments to the Company's By-laws, effective December 14, 2018, to clarify the officers of the Company shall include Executive Vice Presidents.

The foregoing description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, a copy of which (marked to show changes from the prior version) is attached as Exhibit 3.1 and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Description

3.1	By-laws, as amended, effective December 14, 2018

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Village Super Market, Inc.

Dated: December 19, 2018	/s/ John L. Van Orden
John L. Van Orden
(Chief Financial Officer)